UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 20, 2025

Ondas Holdings Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-39761	47-2615102
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Marina Park Drive, Suite 1410, Boston, MA 02210

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (888) 350-9994

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock par value $0.0001	ONDS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 20, 2025, Ondas Holdings Inc. (the “Company” or “Ondas”) entered into a certain (i) Share Purchase Agreement (the “SPA”), by and among the Company, Smart Precision Optics S.P.O LTD., a company organized under the laws of the State of Israel (“SPO”), Shamir Investment Entrepreneurship ACS LTD., an agricultural cooperative society organized under the laws of the State of Israel (“Shamir”) and (ii) Side Letter, by and among the Company, SPO and Shamir (the “Side Letter,” together with the SPA, the “Agreement”).

The Agreement provides that, upon the terms and subject to the conditions set forth in the Agreement, at the closing of the Acquisition (as defined below), upon the terms and subject to the conditions set forth in the Agreement, the Company shall pay an aggregate purchase amount of (i) NIS20,000,000.00 (approximately US$5,946,805) cash in exchange for share capital (“SPO Shares”) of SPO and (ii) NIS1.00 (approximately US$0.30) for 51% of the outstanding capital notes of SPO (the “SPO Notes”), with an aggregate outstanding balance of approximately NIS71,000,000 (approximately US$21,111,160) issued to Shamir by SPO against investments made by Shamir in SPO (the “Acquisition”). Following the closing of the Acquisition, the Company will own the SPO Shares and SPO Notes which shall reflect 51% of the share capital of SPO on a fully diluted basis.

Additionally, if SPO obtains or receives Qualified Grants (as defined in the Agreement) between the closing of the Acquisition and December 31, 2026, the Company shall be required to make payment to Shamir in an amount equal to 10% of the amount of any such Qualified Grants received by SPO, up to an aggregate amount of NIS40,000,000 (approximately US$11,893,611) of Qualified Grants received (“Contingent Consideration”) (i.e. the maximum Contingent Consideration paid by the Company to Shamir shall be NIS4,000,000 (approximately US$1,189,361). The Contingent Consideration shall be paid in cash, provided however, that the Company may choose, in its sole discretion, to pay the Contingent Consideration in shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”).

Subject to the terms of the Agreement, Shamir has the right (the “First Put Option”) to cause the Company to purchase all (but not less than all) of the remaining issued and outstanding share capital of SPO held by Shamir, which acquisition shall be accompanied with sale for no additional consideration of any and all capital notes of SPO then held by Shamir (such shares and capital notes, jointly, the “Put Shares”), at a purchase price of NIS742.2 (approximately US$ 220.69) per share. Shamir may exercise the First Put Option during the period commencing on October 15, 2025 and ending June 30, 2026.

Subject to the terms of the Agreement, to the extent that the First Put Opinion was not exercised, Shamir has the right to appoint a third-party evaluator to determine SPO’s valuation and after receiving such valuation, Shamir may offer to the Company to purchase the Put Shares at such evaluated price (the “Second Put Option”). If the Company declines, the Company may make a counter-offer to purchase the Put Shares. If Shamir rejects the Company’s counter-offer, Shamir can initiate a “Forced Sale” process to sell 100% of SPO to a third party during a limited period of nine months. Alternatively, if no Forced Sale occurs, Shamir can request an updated evaluation for SPO and either sell to the Company pursuant to Company’s offer, or buy all of the Company’s securities in SPO at the updated valuation. Shamir may exercise the forgoing during the period commencing on the second anniversary of the closing of the Acquisition and ending June 30, 2029.

The consideration payable by the Company to Shamir upon the consummation of either the First Put Option or the Second Put Option shall be paid in cash, provided however, that the Company may choose, in its sole discretion, to pay Shamir in Common Stock.

Additionally, subject to the terms of the Agreement, in the event that the Second Put Option is exhausted without being exercised, the Company shall have the right (the “Call Option”) to require Shamir to sell all (and not less than all) of the remaining issued and outstanding share capital of SPO held by Shamir in consideration for the amount reflecting SPO’s valuation on a cash free-debt free basis of NIS200,000,000 (approximately US$59,468,058), which acquisition shall be accompanied with sale for no additional consideration of any and all capital notes of SPO then held by Shamir, payable in cash. The Company may exercise the Call Option during the period commencing on the end of the Second Put Option Period and ending 18-months-later.

Each of the Company, SPO, and Shamir has provided customary representations, warranties and covenants in the Agreement. The completion of the Acquisition is subject to various closing conditions, including (a) the requisite regulatory approvals being obtained; (b) the absence of any applicable order (whether temporary, preliminary or permanent) in effect which prohibits the consummation of the Acquisition; and (c) the absence of any law of any governmental authority of competent jurisdiction prohibiting the consummation of the Acquisition. The Agreement may be terminated upon (i) the written agreement of the Company and SPO or (ii) the written notice by the Company or SPO if the closing of the Acquisition has not occur on or before September 19, 2025.

The Acquisition is expected to close in the third quarter of 2025.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the full text of the SPA and the Side Letter, a copy of which are attached hereto as Exhibit 2.1 and Exhibit 2.2, and are incorporated herein by reference.

Item 8.01. Other Events.

On August 26, 2025, the Company issued a press release announcing that it has entered into the Agreement to acquire a controlling 51% interest in SPO. The press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1*	Share Purchase Agreement, by and amount the Company, Smart Precision Optics S.P.O LTD., and Shamir Investment Entrepreneurship ACS LTD., dated August 20, 2025.
2.2	Side Letter, by and amount the Company, Smart Precision Optics S.P.O LTD., and Shamir Investment Entrepreneurship ACS LTD., dated August 20, 2025.
99.1	Press Release, dated August 26, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 26, 2025	ONDAS HOLDINGS INC.

	By:	/s/ Eric A. Brock
Eric A. Brock
Chief Executive Officer

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